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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported) January 28, 2000


                              ZYDECO ENERGY, INC.
            (Exact name of registrant as specified in its charter)


          DELAWARE                     0-22076            76-0404904
(State or other jurisdiction of      (Commission       (I.R.S. Employer
incorporation or organization)       File Number)      Identification No.)

                 2170 PLAZA OF THE AMERICAS, 700 N. PEARL ST.
                                 DALLAS, TEXAS
                   (Address of principal executive offices)

                                     75201
                                  (Zip Code)

                                (214) 999-9300
             (Registrant's telephone number, including area code)


                                   NO CHANGE
         (Former name or former address, if changed since last report)

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ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT


     In December, 1999, Zydeco Energy, Inc. ("Zydeco") determined to replace Arthur Andersen LLP ("Andersen") as its independent accountants to audit its financial statements for economic reasons.

     Andersen's reports on Zydeco's financial statements for the two most recent fiscal years did not contain any adverse opinion or disclaimer of opinion; however, the report included in the 1998 Form 10-K was modified to disclose uncertainties regarding the Company's ability to continue as a going concern.

     The decision to change accountants was approved by Zydeco's Board of Directors on December 31, 1999.

     During Zydeco's two most recent fiscal years and any subsequent interim period preceding the change in accountants, there were no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure. The decision to change accountants was based on the comparative cost of the audit services provided by both firms.

     Zydeco has engaged the firm of Hein + Associates LLP ("Hein") as of January 21, 2000. Hein was not consulted during the two most recent fiscal years or any subsequent interim period on any matters relating to accounting principles or a specific transaction, either completed or proposed.

ITEM 6.


Exhibit 1   Letter from Arthur Andersen

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                                   SIGNATURES



     Pursuant   to the requirements of the Securities Exchange Act of 1934, the
Company has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                ZYDECO ENERGY, INC.



                                /s/ Sam B. Myers, Jr.
                                --------------------------
                                Sam B. Myers, Jr.
                                Chairman, President, CEO and COO
                                (Principal Executive Officer and Principal
                                Financial and Accounting Officer)



Dated:  January 28, 2000

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